EXHIBIT 10.39

                        TEXTERRA EXPLORATION PARTNERS, LP
                           99 Park Avenue, 16th Floor
                               New York, NY 10016
                                  212-286-0747

                                                  March 22, 2006

Davidson Energy Partners, LP
5003 Barlow Drive
Round Rock, TX 78681

                    Re: Modification #1 to Farmout Agreement

Gentlemen:

      This letter is Modification No. 1 ("Modification No.1") to the Farmout Agreement dated January 10, 2006 between Davidson Energy, L.L.C. ("Davidson"), Johnson Children's Trust No. 1 ("Trust") and TexTerra Exploration Partners LP ("TTEP").

      1. Section 3 of the Farmout Agreement is modified by adding the following sub-section:

            (c) The authority of TIC to select the location for wells on the Leases shall be exclusive to TIC. Davidson and Trust agree that they shall not, except as provided in Section 5 of the Farmout Agreement, as modified by Modification No. 1, select any locations for any well on the Leases or direct any drilling efforts on the Leases so long as TIC selected wells are productive in accordance with the requirements of subsection (b) above. Failure to comply with this provision will be deemed a material breach of the Farmout Agreement.

            (d) It is understood and agreed that the Bellows Well #2 being drilled by Davidson without TTEP participation is not considered in calculating the "3 out of 5 drilled oil or gas wells" referred to in
            Section 3(b) of the Farmout Agreement.

            There are no other changes or modifications to Section 3 which otherwise remains in full force and effect.


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Davidson Energy Partners, LP
March 22, 2006
Page 2


      2. Section 5 of the Farmout Agreement is hereby deleted in its entirety and replaced by the following:

            5.    Participation In Future Wells.

            (a) Davidson, Trust and TTEP agree that Davidson shall have the right to select the second well location on the Leases. Davidson has selected the site listed on Exhibit 1 to this Modification to the lesser of the maximum depth drilled or 8,000 feet (the "Second Well"). Davidson has a One Hundred Percent Working Interest to the Second Well spacing unit to the lesser of the maximum depth drilled or 8,000 feet. Standard well spacing rights shall apply to the Second Well. Further depths of the Second Well's spacing unit shall be subject to the Farmout Agreement. TTEP hereby notifies Davidson and the Trust that it has elected not to participate in this Second Well. Davidson and the Trust agree to provide to TTEP the well logs and such other drilling information as to the Second Well as TTEP shall request at the same time as Davidson and Trust receive such information and documentation. Davidson and Trust agree to provide TTEP with access to such Second Well location, as is reasonably requested by TTEP.

            (b) In connection with subsequent wells, TTEP shall submit notifications to Davidson relating to proposed future wells in accordance with the JOA. Davidson and Trust shall have the right, but not the obligation, to participate in future wells on the Leases, in accordance with the JOA. In the event Davidson and Trust decide to participate, the extent of participation shall be a Twenty Five Percent (25%) working interest for the next two additional well sites beyond the Second Well ("Selected Wells"), which shall be selected by TIC, which Davidson and the Trust decide to participate. In the event Davidson and Trust decide not to participate in a well, Davidson and Trust will receive the carried interest as described in sub-paragraph 5(d) below. The contributing participation cost of each party shall be governed by the JOA.

            (c) Following the Selected Wells, the extent of participation shall be Fifty Percent (50%) working interest. In the event Davidson and Trust decide not to participate in such well or wells, Davidson and Trust will receive the carried interest as described in sub-paragraph 5(d) below. The contributing participation cost of each party shall be governed by the JOA. TTEP agrees to provide to Davidson and the Trust the well logs and other such drilling information as to the Selected Wells and


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Davidson Energy Partners, LP
March 22, 2006
Page 3

                  subsequent wells on the Leases as Davidson and the Trust shall request at the same time as TTEP receives such information and documentation. TTEP agrees to provide Davidson and Trust with access to the Selected Wells and to sibsequent well locations on the Leases, as is reasonably requested by Davidson and Trust.

            (d) TTEP shall promptly on the signing of this Modification execute and deliver a recordable assignment of its working interest in and to the Leases as to the spacing unit assigned to the Second Well.

            (e) In the event Davidson and the Trust together decide not to participate in any future well or wells on the Leases, Davidson/Trust shall promptly deliver a recordable assignment of their working interest in and to the Leases as to the spacing unit assigned to the proposed well, reserving therefrom only a back-in 10% (Ten Percent) working interest ("Backin Interest") which shall become effective if and when TTEP reaches cumulative payout on the Leases, according to the formula below. TTEP may assign its 100% (One Hundred Percent) working interest in the particular spacing unit at any time, subject to protection of the Backin Interest, and subject to the limitations upon assignment set forth in the particular Leases.

            (f) Payout shall be deemed to have occurred as of the first day of the month following the month in which the result of the following formula is equal to or greater than one:

                                TTEP   cumulative net production revenue
                                       received by TTEP (from Initial Well plus wells subject to Backin Interest)

                  divided by

                                TTEP cumulative cost including capital costs and lease operating expenses borne by TTEP (from Initial Well plus wells subject to Backin Interest)

      3. Davidson, Trust and TTEP hereby agree that there are no verbal agreements between them and that all future actions modifications or changes will be made only in accordance with the terms of the JOA and the Farmout Agreement. There are no representations by either party not contained herein. No modification herein or waiver of any right or obligation shall impose any requirement on Davidson, Trust or TTEP except as expressly stated herein.


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Davidson Energy Partners, LP
March 22, 2006
Page 4



      4. Except as specified above, there are no other changes or modifications to the Farmout Agreement or the JOA, which shall remain in full force and effect without change.

If the foregoing terms are acceptable to you, then please confirm your agreement by signing this letter agreement in the space provided below.


                                          Sincerely,

                                          TEXTERRA EXPLORATION PARTNERS, LP
                                          By: Terra Resources, Inc.


                                          By: /s/ Dan Brecher
                                              ----------------------------------
                                              Dan Brecher
                                              Managing Director


TERMS AGREED AND ACCEPTED                 TERMS AGREED AND ACCEPTED

Davidson Energy Partners, L.P.            Johnson Children's Trust No. 1



By: /s/ Jake Palter                       By: /s/ Billy Don Johnson
   ---------------------------------         --------------------------------
     Name: JAKE PALTER                    Name:  Billy Don Johnson
     Title:  V.P.                         Title:    Trustee
Date signed:    3/22/06                   Date signed:    3/22/06
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